UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer and Treasurer Appointment

On June 11, 2019, Charah Solutions, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Roger D. Shannon, age 54, as Chief Financial Officer and Treasurer of the Company, effective June 17, 2019 (the “Start Date”). Effective as of the Start Date, Mr. Shannon will serve as the Principal Financial Officer and Principal Accounting Officer of the Company.

On June 10, 2019, the Company and its subsidiary, Charah, LLC, entered into an employment agreement with Mr. Shannon to be effective on the Start Date (the “CFO Employment Agreement”). The initial term of the CFO Employment Agreement is three years and the term will automatically renew annually for successive 12-month periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the initial term or any renewal term.

Pursuant to the CFO Employment Agreement, Mr. Shannon will receive an annualized base salary of $415,000, and is eligible to receive (i) an annual bonus of up to 70% of his base salary, with a guaranteed bonus of at least $145,250 for the 2019 calendar year, (ii) annual awards under the Company’s 2018 Omnibus Incentive Plan, with the target value of his 2019 awards to be equal to 100% of his base salary, and (iii) a lump sum cash payment of $20,000 and reimbursement of certain expenses to aid with his relocation to Louisville, Kentucky.

The CFO Employment Agreement also provides for certain severance benefits following a termination without “cause” or a resignation for “good reason” (each quoted term as defined in the CFO Employment Agreement) including (i) cash severance equal to one times (or, if within two years following a change in control, one and a half times) the sum of (a) the then-current annualized base salary and (b) the target annual bonus for the year of termination, (ii) reimbursement of a certain portion of premiums paid for continuation coverage under the Company’s group health plans, and (iii) a pro-rated annual bonus for the year in which the termination occurs. Upon Mr. Shannon’s death or “disability” (as defined in the CFO Employment Agreement), Mr. Shannon will receive, as a severance payment, a pro-rated annual bonus for the year of his termination based on actual performance for such year. All severance payments and benefits are contingent upon Mr. Shannon signing a release in favor of the Company and its affiliates. Additionally, the CFO Employment Agreement contains certain restrictive covenants regarding confidential information, non-competition, non-solicitation, and non-disparagement. This summary of the CFO Employment Agreement is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition to the benefits provided under the CFO Employment Agreement, in connection with his appointment as Chief Financial Officer and Treasurer, Mr. Shannon will also receive a one-time equity award under the Company’s 2018 Omnibus Incentive Plan comprised of restricted stock units with a grant date value of approximately $500,000.

In connection with his appointment, the Company will enter into its standard indemnification agreement with Mr. Shannon, the form of which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 18, 2018.

Prior to joining the Company, Mr. Shannon served in various roles at ADTRAN, a public company producer of next-generation networking services, including as Chief Financial Officer, Senior Vice President of Finance, Treasurer and Head of Corporate Development since 2015. Prior to his time at ADTRAN, Mr. Shannon served as the Chief Financial Officer and Treasurer for Steel Technologies starting in 2006.

There are no arrangements or understandings between Mr. Shannon and any other persons, pursuant to which he was appointed to the offices described above and no family relationships among any of the Company’s directors or executive officers and Mr. Shannon. Additionally, Mr. Shannon does not have any direct or indirect interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Effective as of the Start Date, Nicholas Jacoby will no longer serve as Interim Chief Financial Officer and Treasurer of the Company and will return to his previous position as the Company’s Vice President—Finance.

President and Chief Executive Officer Employment Agreement

On June 10, 2019, the Company and its subsidiary, Charah, LLC, entered into an amended and restated employment agreement with Scott A. Sewell, the Company’s President and Chief Executive Officer (the “CEO Employment Agreement”). The initial term of the CEO Employment Agreement is three years and the term will automatically renew annually for successive 12-month periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the initial term or any renewal term.

Pursuant to the CEO Employment Agreement, Mr. Sewell will receive an annualized base salary of $525,000, and is eligible to receive (i) an annual bonus of up to 100% of his base salary and (ii) annual awards under the Company’s 2018 Omnibus Incentive Plan.

The CEO Employment Agreement also provides for certain severance benefits following a termination without “cause” or a resignation for good reason” (each quoted term as defined in the CEO Employment Agreement), including (i) cash severance equal to two times (or, if within two years following a change in control, two and a half times) the sum of (a) the then-current annualized base salary and (b) the target annual bonus for the year of termination, (ii) reimbursement of a certain portion of premiums paid for continuation coverage under the Company’s group health plans, and (iii) a pro-rated annual bonus for the year in which the termination occurs. Upon Mr. Sewell’s death or “disability” (as defined in the CEO Employment Agreement), Mr. Sewell will receive, as a severance payment, a pro-rated annual bonus for the year of his termination based on actual performance for such year. All severance payments and benefits are contingent upon Mr. Sewell signing a release in favor of the Company and its affiliates. Additionally, the CEO Employment Agreement contains certain restrictive covenants regarding confidential information, non-competition, non-solicitation, and non-disparagement. This summary of the CEO Employment Agreement is qualified in its entirety by reference to the full text of the CEO Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 11, 2019, the Company issued a press release announcing the appointment of Mr. Shannon as Chief Financial Officer and Treasurer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in this press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Charah, LLC, Charah Solutions, Inc. and Roger D. Shannon, dated June 17, 2019.

10.2	Amended and Restated Employment Agreement between Charah, LLC, Charah Solutions, Inc. and Scott A. Sewell, dated June 10, 2019.

99.1	Press Release, dated June 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: June 14, 2019	By:	/s/ Scott A. Sewell
Scott A. Sewell
Chief Executive Officer and President